Exhibit 35.2


[WELLS FARGO HOME MORTGAGE LOGO]                      Wells Fargo Home Mortgage
                                                      One Home Campus
                                                      Des Moines, IA 50328-0001

                             Wells Fargo Bank, N.A.
                          Servicer Compliance Statement

1. I, John B. Brown, Senior Vice President of Wells Fargo Bank, N.A. ("Wells Fargo") hereby state that a review of the activities of Wells Fargo during the calendar year 2006 and of Wells Fargo's performance under the servicing agreement(s) listed on the attached Exhibit A (the "Servicing Agreement(s)") has been made under my supervision.

2. To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout 2006.


/s/ John B. Brown
-------------------------------------
John B. Brown
Senior Vice President
Wells Fargo Bank, N.A.

March 1, 2007

                                         Wells Fargo Home Mortgage
                                         is a division of Wells Fargo Bank, N.A.

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EXHIBIT A

   CLIENT     INV#                    INV                              MASTER SERVICER/TRUSTEE                DEAL NAME
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
    106       G51                 NEW CENTURY                          DEUTSCHE BANK                          2006-ALT1
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